UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2009

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As disclosed in our Form 8-K filed with the Commission on April 2, 2009, the following named executive officers identified in our 2008 proxy statement each voluntarily reduced their annual base salary by 20% for the period beginning April 1, 2009 through September 30, 2009: Michael Silton, President and Chief Executive Officer, Steve Valenzuela, Chief Financial Officer, and Philip Johnson, Vice President, Human Resources. Additionally, the Company’s Board of Directors agreed to reduce their board fees by 30% beginning April 1, 2009 through June 30, 2009, and by 20% beginning July 1, 2009 through September 30, 2009.

On September 30, 2009, the named executive officers identified above agreed to extend the 20% reduction in their annual base salary and the Company’s Board of Directors agreed to continue their 20% reduced board fees through November 30, 2009. In addition, for the period beginning December 1, 2009 through February 28, 2010, the above-referenced named executive officers voluntarily agreed to a temporary reduction in their annual base salaries of 10%, and the Board of Directors voluntarily agreed to a 10% temporary reduction in their board fees. The Board of Directors approved reinstating the annual base salaries of the above-referenced named executive officers and the board fees to the levels in effect prior to the temporary reductions, effective March 1, 2010. All other terms and conditions of the employment agreements of Messrs. Silton, Valenzuela and Johnson remain unchanged.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

October 5, 2009		/S/ STEVE VALENZUELA
Date		(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer